CAOPU ARTS & CRAFTS CO., LTD.
(Unaudited) Balance Sheet
As of September 30, 2009

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$4,146,146
Trade Accounts Receivable	8,285,979
Inventories	15,916,996
Prepaid Expenses	180,292
Other Receivables	131,275
TOTAL CURRENT ASSETS	28,660,687

PROPERTY AND EQUIPMENT
Property and Equipment	11,178,675
Accumulated Depreciation	(2,997,280)
Net Property and Equipment	8,181,395

OTHER ASSETS
Construction in Progress	952,537
Net Other Assets	952,537

TOTAL ASSETS	$37,794,619

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$762,253
Current Portion of Notes Payable	1,171,932
Short-term Borrowings	5,398,213
Deposits Received in Advance	170,220
TOTAL CURRENT LIABILITIES	7,502,619

STOCKHOLDERS' EQUITY
Preferred Stock ($.0001 par value, 1,000,000 authorized: none issued and outstanding)	$-
Registered and Paid Up Capital	7,800,000
Statutory and Discretionary Surplus Reserve	3,608,243
Accumulated Other Comprehensive Income	214,460
Common Stock ($.0001 par value, 20,000,000 shares authorized: 1,046,500 shares issued and outstanding)	105
Additional Paid-in-Capital	-
Retained Earnings	18,669,193
TOTAL STOCKHOLDERS' EQUITY	30,292,001

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$37,794,619

CAOPU ARTS & CRAFTS CO., LTD.
(Unaudited) Income Statement
For the Nine Months Ended September 30, 2009

2009
SALES AND COST OF SALES:
Sales	$46,207,204
Cost of Sales	34,521,474
Gross Profit	11,685,730

OPERATING EXPENSES:
Selling, general and administrative	1,657,489
1,657,489
Income from continuing operations	10,028,241

OTHER INCOME (EXPENSE):
Finance costs	(439,881)
Other income	140,630
Net non-operating income	6,816
(292,435)
Income before income taxes	9,735,806

Income taxes	(2,433,952)

NET INCOME BEFORE OCI	7,301,855

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(2,040)

NET INCOME	$7,299,815

Net income per common share	$6.98

Shandong Caopu Arts & Crafts Co., Ltd.
(Unaudited) Statement of Cash Flows
For the nine months ended September 30, 2009

2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	7,299,815
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	418,366
Changes in operating assets and liabilities:
Trade accounts receivable	(366,951)
Prepaid expense	51,457
Inventories	(2,333,860)
Other receivables	(47,555)
Accounts payable and accrued expenses	201,468
Deposits received in advance	169,939
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,392,679

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of property, plant, and equipment	55,714
Expenditures for property, plant, and equipment	(434,152)
Additions to construction in progress	(794,537)
NET CASH (USED IN) INVESTING ACTIVITIES	(1,172,975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of short term borrowings	(873,216)
Repayments of notes payable	(256,639)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,129,855)

Foreign currency adjustment	56,912

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,146,761

CASH AND CASH EQUIVALENTS:
Beginning of year	999,385

End of year	$4,146,146

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$439,881
Taxes	$2,433,942

CAOPU ARTS & CRAFTS CO., LTD.
(Unaudited) Income Statement
For the Nine Months Ended September 30, 2008

2008
SALES AND COST OF SALES:
Sales	$29,977,753
Cost of Sales	22,220,271
Gross Profit	7,757,482

OPERATING EXPENSES:
Selling, general and administrative	1,711,152
1,711,152
Income from continuing operations	6,046,330

OTHER INCOME (EXPENSE):
Finance costs	(490,724)
Other income	17,857
Net non-operating income	1,873
(470,994)
Income before income taxes	5,575,336

Income taxes	(921,822)

NET INCOME BEFORE OCI	4,653,514

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(3,650)

NET INCOME	$4,649,864

Net income per common share	$4.44

Shandong Caopu Arts & Crafts Co., Ltd.
(Unaudited) Statement of Cash Flows
For the nine months ended September 30, 2008

2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	4,649,864
Adjustments to reconcile net income to net cash
(used in) operating activities:
Depreciation	427,277
Changes in operating assets and liabilities:
Trade accounts receivable	(3,112,098)
Prepaid expense	382,275
Inventories	(3,027,140)
Other receivables and assets	298,474
Accounts payable and accrued expenses	(1,777,299)
NET CASH (USED IN) OPERATING ACTIVITIES	(2,158,647)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant, and equipment	(357,251)
Additions to construction in progress	(29,923)
NET CASH (USED IN) INVESTING ACTIVITIES	(387,174)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of short term borrowings and notes payable	10,058,394
Principal repayments of short term borrowings and notes payable	(7,430,657)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,627,737

Foreign currency adjustment	236,031

NET INCREASE IN CASH AND CASH EQUIVALENTS	317,947

CASH AND CASH EQUIVALENTS:
Beginning of year	703,322

End of year	$1,021,269

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$490,724
Taxes	$942,008